Exhibit 10.1.1

American Picture House Corporation

Amended Consulting Agreement

Version 1.01

Amended Consulting Agreement

This Amended Consulting Agreement (hereinafter referred to as, “Agreement”) made as of September 19, 2023 (the “Effective Date”), by and between Bannor Michael MacGregor (the “Consultant”), citizen and resident of the State of North Carolina, and American Picture House Corporation (the “Company”), a corporation formed and existing under the laws of the State of Wyoming. Consultant and Company may be referred to herein individually as a “Party” and collectively as “Parties”.

Witnesseth

Whereas, the Company desires to the secure the services of the Consultant as defined herein and the Consultant desires to provide such services to the Company; and

Now, therefore, in consideration of the foregoing and the mutual covenants herein contained, the Parties agree as follows:

Article I: Engagement

The Company hereby engages the Consultant effective as of the Effective Date to provide the services and perform the duties enumerated in Article II. This Agreement shall continue until such time as either party terminates this Agreement pursuant to Article VI.

Article II: Duties

1.	The Consultant will oversee the operations of the Company for the purposes of:

a.	Promoting the quality of the Company’s products and services with attention to the maintenance of the standards and procedures the Company will establish; and

b.	Seeking to enhance and develop the Company’s relationships with the entertainment industry and technology developers.

2.	The Consultant shall devote such time and efforts as Consultant and Company deem appropriate.

3.	The Consultant shall act as the Company’s CEO. The Consultant represents and warrants to the Company that, to the best of his/her knowledge, he/she is under no professional obligation or commitment, whether contractual or otherwise, that is inconsistent with his/her obligations under this Agreement. The Consultant represents and warrants that he/she will not knowingly use or disclose any trade secrets or other proprietary information or intellectual property in which the Company or its affiliates or any other third person doing business with the Company has any right, title or interest. To the best of his/her knowledge, the Consultant’s services to be delivered to the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Consultant represents and warrants to the Company that he/she has returned all property and confidential information belonging to his/her most recent prior employer and that he/she will not use any such property or confidential information in providing services and/or performing the duties contemplated herein.

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American Picture House Corporation

Amended Consulting Agreement

Version 1.01

Article III: Compensation

1.	Company shall pay to the Consultant for all services to be rendered pursuant to the terms of this Agreement until its termination, the “Consultant Compensation” as outlined and payable as per “Exhibit A”.

2.	The Company shall pay to the Consultant, bonus compensation as mutually agreed upon and to be determined at the sole discretion of the Company for any additional services provided to the Company by the Consultant, which are considered outside the scope this Agreement.

Article IV: Working Conditions and Benefits

1.	The Consultant shall work from wherever the Consultant customarily works (e.g, from home or other) and will not be required to work from the Company’s offices.

2.	If the Consultant travels at the request of and on behalf of the Company, Company shall reimburse Consultant for all reasonably incurred and necessary travel expenses, provided such travel expenses were pre-authorized by the Company.

Article V: Term

The Agreement shall remain in effect, from the Effective Date set forth above, until such time as the Agreement is terminated in accordance with Article VI.

Article VI: Termination

1.	The Consultant may voluntarily terminate this Agreement with or without cause upon 30-day written notice to the Company.

2.	The Company may terminate this Agreement with or without cause, in its sole discretion, at any time and without notice.

Article VII: Confidentiality

The Consultant hereby agrees as follows:

1.	All Company trade secrets, proprietary information, software, software codes, advertising, sales, marketing and other materials or articles of information, including customer and supplier lists, data, reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to the Consultant by the Company shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time the Consultant shall immediately deliver the same to the Company.

2.	During the term of this Agreement and at all times thereafter, the Consultant shall not knowingly use for his/her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than the Company, any material referred to in subsection (1) above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes used or developed by the Company or any names and addresses of customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company, first made known to the Consultant or first learned or acquired by the Consultant from the Company.

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American Picture House Corporation

Amended Consulting Agreement

Version 1.01

3.	The foregoing provisions of this Article shall not:

a.	Apply to information of any type that is publicly disclosed, or is or becomes publicly available, in each instance without a violation by Consultant of the provisions of this Article, and

b.	Be construed to prevent disclosure by Consultant pursuant to legal process, provided in this event Consultant shall endeavor to give reasonable advance notice to the Company of any such legal process involving his/her that may result in otherwise prohibited disclosure.

4.	It is recognized that damages in the event of breach by the Consultant of this Article would be difficult, if not impossible, to ascertain. It is, therefore, agreed that the Company shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any breach, and the Consultant hereby waives any and all defenses specifically related to the ground of lack of jurisdiction or competence of the court to grant such injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

5.	The Consultant also agrees to sign additional Mutual Non-Disclosure Agreements as may be required by the Company.

Article VIII: Construction, Enforceability and Severability

1.	The descriptive headings of Articles, or of or in any exhibit, are inserted for convenience only and are not a part of this Agreement. Unless otherwise qualified, references in this Agreement to “Article” are to provisions of this Agreement and a reference thereto includes any subparts. As used herein, the singular includes the plural, the plural includes the singular, and words in one gender include the other, the terms “Party” and “Parties” are references to the Company and/or the Consultant as permitted or required by the context, “herein”, “hereunder”, “hereof” and similar references refer to the whole of this Agreement, “include”, “including” and similar terms are not words of limitation, and any examples are not limiting. The failure of an incorporated Party to affix its corporate seal to this Agreement shall not impair the validity of the signature of that Party but shall, instead, be the adoption by that Party of the phrase “Corporate Seal” as the corporate seal of that Party for the purposes of this Agreement. In the event any date specified herein or determined hereunder shall be on a Saturday, Sunday or nationally declared holiday, then that date so specified or determined shall be deemed to be the next business day following such date and compliance by or on that day shall be deemed to be compliance with the terms of this Agreement.

2.	If any provision or portion of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision or portion of this Agreement is held invalid or unenforceable with respect to circumstances, it shall remain in full force and effect in all other circumstances.

3.	The Company represents and warrants to the Consultant that, to the best of its knowledge, it has been duly authorized to execute, deliver and perform this Agreement and each related agreement, and that execution, delivery and performance hereof and thereof is not and will not be a breach orviolation of any obligation or commitment, whether contractual or otherwise, to which the Company is subject or by which it is bound.

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American Picture House Corporation

Amended Consulting Agreement

Version 1.01

Article IX: Arbitration

Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Consultant’s engagement or the termination thereof, shall be settled by arbitration in North Carolina in accordance with rules outlined by the American Arbitration Association. The decision of the arbitrator shall be final and binding on the Parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Consultant shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Consultant, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other Party if the arbitrator determines that the claim or position of the Company or the Consultant, as the case may be, was without reasonable foundation. The Consultant and the Company each hereby consent to personal jurisdiction of the state and federal courts located within the territorial limits of the above venue for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants, and waive all venue objections with respect to such arbitration, actions or proceedings.

Article X: Notice

Any notice, request, demand or other communication required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the Consultant at the last resident address he/she/they has(have) provided to the Company, or in the case of the Company, at its principal offices.

Article XI: Benefit

This Agreement shall inure to and shall be binding upon the Parties, the successors and assigns of the Company, and the heirs and personal representatives of the Consultant.

Article XII: Waiver

The waiver by either Party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Article XIII: Governing Law

The law of the State of North Carolina shall govern the construction, enforcement and validity of this Agreement as such laws shall apply to agreements negotiated, formed and executed within such state.

Article XIV: Entire Agreement

This Agreement constitutes or refers to the entire understanding of the Consultant and the Company with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the Parties.

Article XV: Counterparts and Facsimile Signatures

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

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American Picture House Corporation

Amended Consulting Agreement

Version 1.01

Signatures Page

In Witness Whereof, the Parties have executed this Agreement and affixed their hands and seal the day and year first written above.

Bannor Michael MacGregor (the, “Consultant”)

By:	/s/ Bannor Michael MacGregor	9/19/23
	Bannor Michael MacGregor, Individually	date

American Picture House Corporation (the, “Company”)

By:	/s/ A. John Luessenhop	9/19/23
	A. John Luessenhop	date

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American Picture House Corporation

Amended Consulting Agreement

Version 1.01

(Exhibit A)

Consultant Compensation Details:

Compensation: Consultant will receive compensation (at the sole discretion of the Company) for exemplary performance and for significantly adding value to the Company. The Company makes no warrantees and/or representations of guaranteed compensation to Consultant.

However, if this Agreement his replaced with a full-time, employment agreement the Company shall pay Consultant a minimum of:

●	Five thousand dollars per month ($5,000.00 USD); and

●	An amount of ownership in the Company to be mutually agreed to and to be further vested with terms acceptable to both parties (e.g., over a two-year period, etc.).

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